Exhibit 10.13

                           RENTECH, INC.
                     1331 17th Street, Suite 720
                      Denver, Colorado 80202

                             September 29, 1999


Per Hedemalm
Managing Director
Oroboros AB
Stora Badhusgatan 18-20
SE-411 21 Goteborg
Sweden


Dear Per:

     The purpose of this letter is to confirm the interest of Rentech to negotiate a license agreement with Oroboros AB for use of Rentech's Fischer-Tropsch Technology for the conversion of steel works off-gases to liquid hydroarbons on a commercial scale in Oxeto Sund, on the east coast of Sweden. The economic terms of the license have previously been outlined in writing by Rentech, Inc. and reviewed by Oroboros. The detailed license agreement will follow this basic outline.

     We look forward to executing a license agreement with Oroboros AB for this first project in the near future.

     Should you have any questions, please call me.

                              Yours very truly,

                              RENTECH, INC.


                            by:  /s/ Dennis L. Yakobson
                                 Dennis L. Yakobson
                                 President and Chief Operating Officer
DLY/ll